UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 23, 2008

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(614) 438-3210
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On September 23, 2008, Worthington Industries, Inc. and United States Steel Corporation announced that an agreement had been signed to expand and modify the current Worthington Specialty Processing joint venture located in Jackson, Michigan. Under the terms of the agreement, U. S. Steel would contribute ProCoil Company LLC, its steel processing subsidiary in Canton, Michigan, and Worthington Industries would contribute Worthington Steel Taylor, its steel processing subsidiary in Taylor, Michigan to the expanded joint venture.  Both companies anticipate closing the transaction in early October, subject to customary closing conditions.  Worthington Specialty Processing is currently a 50-50 joint venture. Under the new agreement, Worthington Industries will own 51 percent and U. S. Steel will own 49 percent of the joint venture. Worthington Industries will continue to be the managing partner.

Item 9.01.          Financial Statements and Exhibits.

(a)-(c)   Not applicable.

(d)       Exhibits:

Exhibit No. Description

99.1	News Release issued jointly by U.S. Steel and Worthington Industries on September 23, 2008 regarding planned expansion of Worthington Specialty Processing joint venture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	September 23, 2008	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel & Secretary